UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2025

NURIX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39398	27-0838048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1700 Owens Street, Suite 205 San Francisco, California	94158
(Address of Principal Executive Offices)	(Zip Code)

(415) 660-5320

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NRIX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 22, 2025, Nurix Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Jefferies LLC and Stifel, Nicolaus & Company, Incorporated as the representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 24,485,799 shares of its common stock (the “Shares”) to the Underwriters (the “Offering”). The Shares will be sold at the offering price of $10.21 per Share. The Company estimates that net proceeds from the Offering will be approximately $234.3 million, after deducting underwriting discounts and commissions and estimated offering expenses.

The Company currently intends to use any net proceeds from the Offering primarily to fund clinical development of its drug candidates, including the clinical development of bexobrutideg in chronic lymphocytic leukemia and for the exploration of potential autoimmune indications, to fund research and development activities to expand its pipeline and for working capital and general corporate purposes.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, conditions to closing, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-280117) that was filed by the Company with the Securities and Exchange Commission (“SEC”) on June 11, 2024, and a related prospectus supplement.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares in connection with the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement by and among Nurix Therapeutics, Inc. and J.P. Morgan Securities LLC, Jefferies LLC and Stifel, Nicolaus & Company, Incorporated as Representatives of the several underwriters, dated October 22, 2025

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Press Release relating to the pricing of the Offering, dated October 22, 2025

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements relating to the expected net proceeds of the Offering, the anticipated use of proceeds of the Offering, the timing of the closing of the Offering, statements regarding the therapeutic potential of bexobrutideg, the Company’s plans for the clinical development of bexobrutideg, the planned timing for the initiation and enrollment of patients in current and future clinical trials of bexobrutideg, the planned timing for the provision of updates and findings from the Company’s clinical trials, the potential for accelerated approval, and the Company’s ability to fund development activities and achieve development goals, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, whether the Company will be able to advance, obtain regulatory approval of and ultimately commercialize bexobrutideg, the timing and results of clinical trials, the Company’s ability to fund development activities and achieve development goals, and other risks and uncertainties described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2025, the prospectus supplements related to the Offering, and other SEC filings.

The Company disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NURIX THERAPEUTICS, INC.

By:	/s/ Christine Ring, Ph.D., J.D.
Christine Ring, Ph.D., J.D.
Chief Legal Officer and Chief Compliance Officer

Date: October 22, 2025